UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CABOT OIL & GAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Tuesday, April 27, 2010, at 8:00 a.m., local time, in our offices, located at Five Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office. Directors and officers of the Company will be present at the meeting to respond to your questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

If you plan to attend the Annual Meeting, please bring a valid government-issued photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from your broker or nominee confirming your ownership as of the record date.

Sincerely,

DAN O. DINGES

Chairman, President and Chief Executive Officer

CABOT OIL & GAS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2010

The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”), a Delaware corporation, will be held at the Company’s offices, Five Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276 on Tuesday, April 27, 2010, at 8:00 a.m., local time, for the following purposes:

I.	To elect the two persons named in this proxy statement to the Board of Directors of the Company.

II.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2010 fiscal year.

III.	To vote on a stockholder proposal, if properly presented at the meeting.

IV.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of the Common Stock at the close of business on March 9, 2010 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may vote in person if you attend the Annual Meeting. To attend the Annual Meeting, you must show proof of stock ownership. Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on March 9, 2010, the record date for voting.

For safety and security reasons, cameras, camera phones, recording equipment, electronic devices, large bags, brief cases or packages will not be permitted in the meeting.

Please exercise your right to vote at your earliest convenient time.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY

Vice President, Managing Counsel and Corporate Secretary

Houston, Texas

March 23, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 27, 2010:

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the 2009 Annual Report to Stockholders, are available free of charge at http://www.cabotog.com/2010AnnualMeeting.

CABOT OIL & GAS CORPORATION

840 Gessner, Suite 1400

Houston, Texas 77024

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held April 27, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2010 Annual Meeting of Stockholders, to be held at the Company’s offices, Five Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276 on Tuesday, April 27, 2010, at 8:00 a.m. (local time), or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. Proxies on which no voting instructions are indicated will be voted:

FOR –	Proposal I	– the election of candidates named herein;
FOR –	Proposal II	– ratification of the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2010 fiscal year; and
AGAINST –	Proposal III	– the stockholder proposal, if properly presented at the meeting.

Proxies will be voted in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Only holders of record of the Company’s Common Stock, par value $.10 per share (“Common Stock”), as of the close of business on March 9, 2010, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 103,910,058 shares of Common Stock.

Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to shareholders on or about March 23, 2010.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, a recent amendment to an NYSE rule now expressly prohibits brokers holding shares in “street name” for their beneficial holder clients from voting in uncontested director elections on behalf of the clients without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote on Proposal II (ratification of appointment of auditor). Brokers cannot vote on Proposal I (the election of directors) or Proposal III (stockholder proposal) without instructions from the beneficial owners. If you do not instruct your broker how to vote on the election of directors, your broker will not vote for you.

Because the vote required for approval of Proposal II and Proposal III is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

PROPOSAL I.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors serving staggered three-year terms. David M. Carmichael and Robert L. Keiser are currently directors and have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2013 and until his successor shall have been elected and shall have qualified.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Carmichael and Keiser for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. CARMICHAEL AND KEISER TO THE BOARD OF DIRECTORS.

Certain Information Regarding Nominees and Director

Set forth below, as of March 1, 2010, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships held at any time during the past five years. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors.

Rhys J. Best
Age: 63
Director Since: July 2008
Committee Memberships: Audit, Safety and Environmental Affairs
Term of Office Expires: 2012
Business Experience:
Crosstex Energy L.P.
Non-Executive Chairman of the Board – February 2009 to present
Seren Management LLC (private investment company)
President - 2007 to present
Lone Star Technologies, Inc.
Chairman and Chief Executive Officer - 1999 to 2007
Other Directorships:
Crosstex Energy L.P.
Trinity Industries, Inc.
Austin Industries, Inc.
McJunkin Red Man Corporation
Commercial Metals Company
Lone Star Technologies, Inc. (until 2007)

David M. Carmichael
Age: 71
Director Since: 2006
Committee Memberships: Corporate Governance and Nominations (Chairman), Compensation, Executive
Term of Office Expires: 2010 (Nominee for Director)
Business Experience:
Private Investor (securities and energy investment) - 1996 to present
KN Energy, Inc.
Vice Chairman and Chairman of the Management Committee - 1994 to 1996
American Oil & Gas Corporation (merged with KN Energy, Inc. in 1994)
Chairman, Chief Executive Officer and President - 1985 to 1994
Other Directorships:
ENSCO International plc
Natural Resource Partners L.P.

Dan O. Dinges
Age: 56
Director Since: 2001
Committee Memberships: Executive
Position: Chairman, President and Chief Executive Officer
Term of Office Expires: 2011
Business Experience:
Cabot Oil & Gas Corporation
Chairman, President and Chief Executive Officer - May 2002 to present
President and Chief Operating Officer - September 2001 to May 2002
Samedan Oil Corporation (a subsidiary of Noble Affiliates, Inc., now Noble Energy Inc.)
Senior Vice President and Division General Manager, Offshore Division - 1998 to September 2001
Vice President and Division General Manager, Offshore Division - 1989 to 1998
Division General Manager, Offshore Division - 1986 to 1989
Division Landman, Offshore Division 1981 to 1986
Mobil Oil Corporation
Land Supervisor - 1978 to 1981
Other Directorships:
American Exploration & Production Council
American Natural Gas Alliance
Spitzer Industries, Inc.
Foundation for Energy Education
Boy Scouts of America - Sam Houston Area Council
Palmer Drug Abuse Program
Lone Star Technologies, Inc. (until 2007)

Robert L. Keiser
Age: 67
Director Since: 2006
Committee Memberships: Safety and Environmental Affairs (Chairman), Audit
Term of Office Expires: 2010 (Nominee for Director)
Business Experience:
Retired June 1999
Kerr-McGee Corporation
Chairman of the Board - February 1999 to June 1999
Oryx Energy Company (merged with Kerr-McGee Corporation)
Chairman and Chief Executive Officer - 1995 to February 1999
Other Directorships:
Lone Star Technologies, Inc. (until 2007)
Seabulk International, Inc. (until 2005)

Robert Kelley
Age: 64
Director Since: 2003
Committee Memberships: Audit (Chairman), Safety and Environmental Affairs
Term of Office Expires: 2012
Business Experience:
Kellco Investments, Inc. (private investment company)
President - April 2001 to present
Noble Affiliates, Inc.
Chairman of the Board - 1992 to April 2001
President and Chief Executive Officer - 1986 to October 2000
Other Directorships:
OGE Energy Corporation
Smith International, Inc.
Lone Star Technologies, Inc. (until 2007)

P. Dexter Peacock
Age: 68
Director Since: 1998
Committee Memberships: Executive (Chairman), Compensation, Corporate Governance and Nominations
Position: Lead Director
Term of Office Expires: 2012
Business Experience:
Andrews Kurth L.L.P., Houston, Texas
Of Counsel - 1998 to present
Partner - 1975 to 1997
Managing Partner - 1986 to 1991
Other Directorships:
Rowan Companies, Inc.

William P. Vititoe
Age: 71
Director Since: 1994
Committee Memberships: Compensation (Chairman), Corporate Governance and Nominations
Term of Office Expires: 2011
Business Experience:
Retired May 1998
Consultant to Puget Sound Energy, Inc. - February 1997 to May 1998
Washington Energy Company
Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997
ANR Pipeline Company
President and Chief Executive Officer - October 1990 to December 1993
Other Directorships:
Comerica Inc.
Amerisure Inc.
Aegis Technologies

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the audit committee, compensation committee and corporate governance and nominations committee are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. In making its independence determinations, the Board considered all material relationships with each director, and all transactions since the start of 2007 between the Company and each director nominee, members of their immediate families or entities associated with them.

As contemplated by NYSE rules then in effect, the Board adopted categorical standards in 2004 to assist it in making independence determinations. Under the rules then in effect, relationships that fell within the categorical standards were not required to be disclosed in the proxy statement and their impact on independence was not required to be separately discussed. A relationship falls within these categorical standards if it:

•	Is a type of relationship addressed in Section 303A2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;
•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or
•

Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, the Chairman, President and Chief Executive Officer, falls within the categorical standards and that all directors, with the exception of Mr. Dinges, are independent. In making its subjective determination that each non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above, the additional standards established for members of audit committees, and the SEC and U.S. Internal Revenue Service standards for compensation committee members. Some members of the Company’s Board also serve as directors of other entities with which the Company does business. Each of these relationships is reviewed by the Company’s Board, which examines the amount of business done by the Company and the gross revenue for each of the other entities. This review is for each of the last three fiscal years for which financial data is available. This review applied to Messrs. Best, Kelley and Peacock. None of these relationships involved payments either in excess of 2% of the Company’s consolidated revenues or in excess of the greater of $1 million or 2% of the relevant entity’s consolidated gross revenue for 2007, 2008 or 2009. Mr. Vititoe serves as a director at Comerica, Inc. Comerica Inc. is a lender to the Company in its $500 million revolving credit facility. Comerica’s commitment is $25 million (5% of total). This amount is less than 2% of the Company’s gross assets.

Based on all of the foregoing, the Board made a subjective determination as required by NYSE rules that, because of the nature of the transaction, the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence. Further, the Board of Directors has determined that all members of the audit committee, compensation committee and corporate governance and nominations committee are independent.

Board of Directors Qualifications

Mr. Dinges was chosen to serve on the Board of Directors, and to lead the Company as Chairman of the Board, President and CEO, for his executive management experience at the Company and while at Noble Energy Inc., a publicly traded company involved in the oil and natural gas business. Mr. Best was chosen to serve on the Board of Directors for his executive management experience at Lone Star Technologies, Inc., a former publicly traded company servicing the oil and natural gas industry, and for his banking and finance experience. Mr. Carmichael was chosen to serve on the Board of Directors for his executive management experience at KN Energy, Inc. and American Oil & Gas Corporation, both former publicly traded companies involved in the energy industry. Mr. Keiser was selected to serve on the Board of Directors for his executive management experience at Kerr-McGee Corporation and Oryx Energy Company, both former publicly traded companies involved in the energy industry, and for his engineering background. Mr. Kelley was selected to serve on the Board of Directors for his executive management experience at Noble Energy Inc., and for his financial background as a Certified Public Accountant. Mr. Peacock was selected to serve on the Board of Directors for his business experience managing a large professional organization and for his legal experience representing energy companies in corporate law, securities matters and mergers and acquisitions at Andrews Kurth L.L.P. Mr. Vititoe was chosen to serve on the Board of Directors for his executive management experience at Washington Energy Company and ANR Pipeline Company, both former publicly traded companies involved in the energy industry.

Board of Directors Diversity

The Board of Directors does not have a formal diversity policy. The board considers candidates that will make the board as a whole reflective of a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) corporate governance, and (v) the oil and natural gas industry sufficient to provide sound and prudent guidance about the Company’s operations and interests.

Board of Directors Leadership Structure

Mr. Dinges serves as the Chairman of the Board, the President and the Chief Executive Officer of the Company. Mr. Peacock serves as the Lead Director. With the separate Lead Director, the Board of Directors believes that the combined role of Chairman and CEO strengthens the communication between the Board of Directors and Company management. Mr. Peacock, as Lead Director, serves as a mentor to Mr. Dinges (along with the other board members) and his specific responsibilities are to preside over an executive session of the non-management and independent directors at each regularly scheduled meeting of the Board of Directors and to serve as a liaison between Mr. Dinges and the independent directors.

Board of Directors Oversight of Risk

The Board of Directors oversees the Company’s risk management through the audit committee. Annually and with the assistance of the Company’s internal auditors, KPMG LLP, a thorough review of risk factors is presented to and discussed by the audit committee. This process elicits areas of concern that are thereafter reviewed and audited, if appropriate. Results of these reviews and audits are presented to the audit committee throughout the year. The audit committee reports the results of these reviews and audits to the entire board throughout the year.

Corporate Governance Guidelines

In 2003, the Board of Directors adopted the Cabot Oil & Gas Corporation Corporate Governance Guidelines. These guidelines outline the functions and responsibilities of the Board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time, most recently in January 2010, in response to changing regulatory requirements and best practices and are revised accordingly. The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance.”

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s long-standing Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct, including conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors annually are required to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance.”

Executive Sessions of the Board of Directors

The Board of Directors holds an executive session of the non-management and independent directors during each of its regularly scheduled meetings. The executive sessions are presided over by the Lead Director, Mr. Peacock.

Communications with the Board of Directors

The Company’s Board of Directors has a process for shareholders and other interested parties to send communications to the Board. Communications should be addressed to the “Board of Directors,” a specified committee of the Board, an individual director (including the Lead Director) or the “Non-management Directors” in care of:

Vice President, Managing Counsel and Corporate Secretary

Corporate Legal Department

840 Gessner, Suite 1400

Houston, Texas 77024

(281)589-4891

(281)589-4808 (fax)

(Outside the U.S. or U.S. long distance-call collect)

lisa.machesney@cabotog.com (email)

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

Annual Meeting Attendance

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s annual meeting of stockholders. In 2009, all of the members of the Board attended the annual meeting.

Board of Directors and Committee Meeting Attendance

The Board of Directors held eight meetings during 2009. All directors attended more than 90% of the meetings of the Board of Directors and of the committees held.

Director Compensation

During 2009, non-employee directors’ annual compensation was based upon a fee of $55,000, payable quarterly, for their services on the Company’s Board of Directors and its committees. The Audit Committee Chairman receives an additional $10,000 annual retainer, the remaining committee chairmen receive an additional $7,500 annual retainer and the Lead Director receives an additional $7,500 annual retainer, each payable quarterly, for their service. There are no per meeting fees paid.

Non-employee directors currently receive an annual award of restricted stock units with a targeted award value at grant date of $125,000. In 2009 these directors received 5,525 restricted stock units each under the 2004 Incentive Plan, the restrictions on which lapse the date the non-employee director leaves the Board of Directors.

Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending Board and committee meetings. Spouses of the directors were invited to attend one meeting during 2009 and travel expenses incurred by the spouses were reimbursed by the Company. For more information on director compensation, see “Director Compensation Table” below.

The table below summarizes the total compensation paid to each of the non-employee directors of the Company for the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (3)	Total ($)
Rhys J. Best	$55,000	$125,003	-	-	-	$642	$180,645
David M. Carmichael	$62,500	$125,003	-	-	-	$1,817	$189,320
Robert L. Keiser	$62,500	$125,003	-	-	-	$3,102	$190,605
Robert Kelley	$65,000	$125,003	-	-	-	$4,798	$194,801
P. Dexter Peacock	$70,000	$125,003	-	-	-	$4,826	$199,829
William P. Vititoe	$62,500	$125,003	-	-	-	$5,196	$192,699

(1)	The amounts in this column reflect the grant date fair value with respect to restricted stock units in accordance ASC Topic 718 for the fiscal year ended December 31, 2009. Assumptions used in the calculation of these amounts are included in footnote 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K. In February 2009, each non-employee director received a grant of 5,525 restricted stock units, with an aggregate grant date fair value of $750,018 based on the average of the high and low trading price of the Common Stock on February 19, 2009, the grant date. The restricted stock units vest on the grant date and are paid in shares of Common Stock on the date the non-employee director ceases to be a director of the Company.

(2)	The aggregate number of stock awards and the aggregate number of option awards outstanding at December 31, 2009 were as follows:

Name	Stock Awards	Stock Options
Rhys J. Best	6,730	-
David M. Carmichael	16,527	20,000
Robert L. Keiser	16,527	30,000
Robert Kelley	25,127	-
P. Dexter Peacock	25,127	-
William P. Vititoe	25,127	-

(3)	The amounts in this column include for each director some or all of the following:
•	A quarterly dividend of $.03 per share paid on the restricted stock units awarded in 2009 and in prior years.
•	Spouse travel to the September 2009 Board of Directors meeting and related expenses.

Director Retirement

It is the policy of the Board of Directors that directors of the Company retire at the Annual Meeting following a director’s 73rd birthday, unless a determination is otherwise made by the Board of Directors.

Information on Standing Committees of the Board of Directors

The Board of Directors has five standing committees: the Corporate Governance and Nominations Committee, the Audit Committee, the Compensation Committee, the Safety and Environmental Affairs Committee and the Executive Committee. Membership on each committee during 2009 is as discussed below. All standing committees, with the exception of the Executive Committee, are composed entirely of independent, non-employee directors.

Corporate Governance and Nominations Committee—The Corporate Governance and Nominations Committee (the “CGN Committee”) is composed of three members: Messrs. Carmichael (Chairman), Peacock and Vititoe. During 2009, the CGN Committee held one meeting. Each member of the CGN Committee satisfies the independence requirements of the NYSE listing standards. The CGN Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance.”

The CGN Committee will consider director candidates recommended by shareholders. Under its charter, the CGN Committee seeks out and evaluates qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and considers candidates recommended by shareholders and management of the Company. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the CGN Committee, including the proposed nominee’s qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 840 Gessner Road, Suite 1400, Houston, Texas 77024.

The CGN Committee seeks to select candidates who have personal and professional integrity, who have demonstrated ability and judgment and who shall be effective, in conjunction with the other nominees and Board members in collectively serving the long-term interests of the shareholders.

The CGN Committee generally identifies nominees through recommendations made by incumbent directors. A resume is reviewed and, if merited, an interview follows. A qualified candidate identified by a shareholder follows the same committee process. There are no differences in the manner in which the CGN Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or recommended by the incumbent directors.

Audit Committee—The Audit Committee is composed of three members: Messrs. Kelley (Chairman), Best and Keiser. During 2009, the Audit Committee held four meetings. Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Mr. Kelley meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance.”

The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function.

It is the policy of the Audit Committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(l)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee has delegated to each member of the Audit Committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full Audit Committee at its next scheduled meeting.

Compensation Committee—The Compensation Committee is composed of three members: Messrs. Vititoe (Chairman), Carmichael and Peacock. During 2009, the Compensation Committee held four meetings. Each member of the Compensation Committee satisfies the independence requirements of the NYSE listing standards. The Compensation Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance.”

The function of the Compensation Committee is to:

•

Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine, subject to ratification by the Board, the CEO’s compensation level based on this evaluation.

•	Provide counsel and oversight of the evaluation and compensation of management of the Company, including base salaries, incentive compensation and equity based compensation.
•	Discharge any duties imposed on the Compensation Committee by the Company’s incentive compensation and equity based compensation plans, including making grants.
•

Retain or replace any compensation consultant engaged to assist in evaluating the compensation of the Company’s directors, CEO and other officers and to approve such consultant’s fees and other terms of retention.

•	Review the annual compensation of the directors.

Safety and Environmental Affairs Committee—The Safety and Environmental Affairs Committee is composed of three members: Messrs. Keiser (Chairman), Best and Kelley. During 2009, the Safety and Environmental Affairs Committee held two meetings. Each member of the Safety and Environmental Affairs Committee satisfies the independence requirements of the NYSE listing standards.

The function of the Safety and Environmental Affairs Committee is to review the Company’s safety and environmental management programs. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance and consults with outside and internal advisors regarding the management of the Company’s safety and environmental programs.

Executive Committee—The Executive Committee is composed of three members: Messrs. Peacock (Chairman), Carmichael and Dinges. During 2009, there were no Executive Committee meetings held.

The function of the Executive Committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

PROPOSAL II

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2010. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. A representative of PricewaterhouseCoopers LLP is not expected to be in attendance at the Annual Meeting.

See “Audit Committee Report” below for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2010 FISCAL YEAR.

PROPOSAL III

STOCKHOLDER PROPOSAL

This proposal was submitted by the New York State Common Retirement Fund, 633 Third Avenue, 31st Floor, New York, New York 10017.

WHEREAS Onshore “unconventional” natural gas production requiring hydraulic fracturing, which injects a mix of water, chemicals, and particles underground to create fractures through which gas can flow for collection, is estimated to increase by 45% between 2007 and 2030. An estimated 67-80% of natural gas wells drilled in the next decade will require hydraulic fracturing.

Fracturing operations can have significant impacts on surrounding communities including the potential for increased incidents of toxic spills, impacts to local water quantity and quality, and degradation of air quality. Government officials in Ohio, Pennsylvania and Colorado have documented methane gas linked to fracturing operations in drinking water. In Wyoming, the US Environmental Protection Agency (EPA) recently found a chemical known to be used in fracturing in at least three wells adjacent to drilling operations.

There is virtually no public disclosure of chemicals used at fracturing locations. The Energy Policy Act of 2005 stripped EPA of its authority to regulate fracturing under the Safe Drinking Water Act and state regulation is uneven and limited. But recently, some new federal and state regulations have been proposed. In June 2009, federal legislation to reinstate EPA authority to regulate fracturing was introduced. In September 2009, the New York State Department of Environmental Conservation released draft permit conditions that would require disclosure of chemicals used, specific well construction protocols, and baseline pre-testing of surrounding drinking water wells. New York sits above part of the Marcellus Shale, which some believe to be the largest onshore natural gas reserve.

Media attention has increased exponentially. A search of the Nexis Mega-News library on November 11, 2009 found 1807 articles mentioning “hydraulic fracturing” and environment in the last two years, a 265 percent increase over the prior three years.

Because of public concern, in September 2009, some natural gas operators and drillers began advocating greater disclosure of the chemical constituents used in fracturing.

In the proponents’ opinion, emerging technologies to track “chemical signatures” from drilling activities increase the potential for reputational damage and vulnerability to litigation. Furthermore, we believe uneven regulatory controls and reported contamination incidents compel companies to protect their long-term financial interests by taking measures beyond regulatory requirements to reduce environmental hazards.

THEREFORE BE IT RESOLVED, Shareholders request that the Board of Directors prepare a report by September 1, 2010, at reasonable cost and omitting proprietary information, summarizing 1. the environmental impact of fracturing operations of Cabot Oil & Gas; 2. potential policies for the company to adopt, above and beyond regulatory requirements, to reduce or eliminate hazards to air, water, and soil quality from fracturing; and 3. other information regarding the scale, likelihood and/or impacts of potential material risks, short or long term, to the company’s finances or operations, due to environmental concerns regarding fracturing.

SUPPORTING STATEMENT

Proponents believe the policies explored by the report should include among other things, use of less toxic fracturing fluids, recycling or reuse of waste fluids, and other structural or procedural strategies to reduce fracturing hazards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

As an independent oil and gas company, one of the ways in which the Company conducts its business is through the use of hydraulic fracturing, or fracing. Fracing is a stimulation treatment routinely performed on oil and gas wells in low-permeability reservoirs to enhance the recovery of oil and natural gas. Fracing is integral to the Company’s ability to produce oil and gas, especially in areas such as the Haynesville and Marcellus Shale. Fracing is conducted as part of the process of completing a well, after the well has been drilled. A mixture composed mostly of water and sand or inert ceramic sand-like grains, with a small percentage of special purpose additives (typically less than 1% by volume), is pumped at a calculated rate and pressure into the hydrocarbon-bearing rock to generate carefully designed millimeter-wide cracks or fractures in the target formation. These fractures are propped open by the sand, allowing hydrocarbons to flow from low permeability reservoirs into the well bore for extraction. The target formations in the Company’s operations are typically greater than one mile below the surface and the fresh water table for the Marcellus Shale and greater than two miles below the surface and the fresh water table for the Haynesville Shale. A portion of the water and additives are removed during the extraction process, with the balance of the fracturing materials contained within the fractured reservoir, which is at least several thousand feet below the fresh water table. Special precautions are taken to protect the fresh water formations by permanently installing and cementing steel casings in the well bore prior to fracing.

Contrary to the proponent’s statement, the Ohio Department of Natural Resources, the Pennsylvania Department of Environmental Protection and the Colorado Oil and Gas Conservation Commission have publicly stated, in response to media releases and internet claims, that they have not documented a single incident involving contamination of ground water attributed to hydraulic fracturing of deep gas formations nor any effects on water quantity.

Further, and contrary to the proponent’s statement, the United States Environmental Protection Agency (“EPA”) has issued a published report evaluating the impacts to underground sources of drinking water by hydraulic fracturing of coalbed methane reservoirs that states that EPA found no confirmed cases of drinking water well contamination linked to fracturing fluid injection into coalbed methane wells or subsequent underground movement of fracturing fluids. Coalbed methane formations considered by the EPA are generally much shallower than the shale formations to which the Company drills. The EPA has announced that it intends to conduct an additional study of hydraulic fracturing.

For the Wyoming wells described above, several chemicals were found in the ground water that EPA determined were not related to oil and gas drilling or hydraulic fracturing but could only come from other sources. While a chemical was found in the ground water that has been used in fracturing, there were many other more likely sources to explain its presence and the presence in the ground water of the several other chemicals that are not used in oil and gas activities.

Contrary to proponent’s statement, there is public disclosure of chemicals used at fracing locations. Each fracing location is required by law to have the MSDS’s (Material Safety Data Sheet) for all chemicals being used on the location. Further, chemicals used in fracing can be found at the websites of the service companies who perform the fracs. The Marcellus Shale Coalition website at http://pamarcellus.com/fracing.php has a listing of typical additives, the main compound of each, the purpose of the compound and other common uses of the compound. In addition, the Company participated in a 2009 study performed by GTI for the Marcellus Shale Coalition that analyzed frac fluids introduced in nearly 20 Marcellus Shale wells across Pennsylvania and West Virginia and flowback from those wells. That report, which analyzed several hundred parameters, was provided to the Pennsylvania Department of Environmental Protection and the New York State Department of Environmental Conservation.

The Company operates in a highly regulated industry and is subject to comprehensive federal, state and local laws and regulations addressing every aspect of the Company’s exploration and production operations, including fracing, well design, location, spacing, drilling and completion operations, water management and disposal, waste management and disposal, air emissions, wildlife protection, surface use and health and safety matters. The Company has numerous detailed policies, practices and procedures in place to ensure compliance with such laws and regulations. The Company clearly views its response to regulatory and public pressure to reduce the impact of its operations on the environment as an important consideration in the operation of its business.

The Company’s management is responsible for the complex process of identifying, analyzing, evaluating and responding to operational, financial and litigation risks, as well as the environmental impact of the Company’s operations, including its fracing activities, and the laws and regulations that may affect its operations. Management takes these factors into account in making decisions about how to pursue the Company’s business operations.

The proposal requests a sweeping report covering unknowable environmental impacts, potential Company policies and assessments of various risks to the Company. Because of the complexity of these business decisions, the preparation of a report of the type requested by the proposal would be a significant undertaking. Ultimately, however, the Company believes that such a report would be of limited usefulness to stockholders or management. In the judgment of the Board of Directors, the diversion of the Company’s resources to the development of such a report is not the correct use of such resources.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL III.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent, non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that one of the members of the Audit Committee, Mr. Kelley, is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted in December 2003 and amended from time to time by the Board of Directors. The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee also reviews its charter annually. This is a report on the Audit Committee’s activities relating to the calendar year 2009.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61-Communication with Audit Committees, as updated by SAS No. 89-Audit Adjustments, and SAS No. 90-Audit Committee Communications. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2009 for filing with the Securities and Exchange Commission.

Audit Committee

    Robert Kelley (Chairman)

    Rhys J. Best

    Robert L. Keiser

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR SERVICES IN 2009 AND 2008

Fee Type*	2009	2008

Audit Fees	$1,287,297	$1,297,953
Audit Related Fees	-	$73,000(1)
Tax Fees (2)	$728,675	$399,357
All Other Fees	-	-

*	No pre-approved requirements were waived under the de minimis exception.

(1)	Consists of assistance with adoption of accounting standards and the prospectus for the Company’s June 2008 stock issuance.

(2)	Consists of federal, provincial, state and sales tax planning, audit support, compliance, advice, and return preparation for United States and Canadian operations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Cabot Oil & Gas Board of Directors (“Committee”) oversees an executive compensation program designed to attract, retain, and engage highly qualified executives. The Committee has developed a structured executive compensation program, which it has formally evaluated and approved. This program includes a compensation committee charter, total compensation philosophy and strategy, industry peer group definition, annual calendar and general policy framework.

Philosophy and Objectives of the Company’s Compensation Programs

The guiding philosophy and specific objectives of the Company’s compensation programs are: (1) to align executive compensation design and outcomes with business strategy, (2) to encourage management to create sustained value for the stockholders while managing inherent business risks, (3) to attract, retain, and engage talented executives and (4) to support a performance-based culture throughout the Company. These primary objectives are evaluated annually by: (a) measuring and managing the mix of named executive officer (“NEO”) compensation, with a goal of making a majority of total compensation performance-based and balanced between short-term and long-term incentives, (b) tying incentive plan metrics and goals to shareholder value principles and (c) having balanced, open and objective reviews of goals and performance. The Committee believes that each of these objectives carries an equal amount of importance in the Company’s compensation program.

The Company uses various components of executive compensation, with an emphasis on variable compensation and long-term incentives. The components of executive compensation are presented in the table below and discussed in more detail later in this report.

Compensation Component	Purpose	Competitive Positioning
Base Salary	Compensation for role, experience, expertise and competencies.	Base salaries are targeted to approximate the market median, taking into account the competitive environment, as well as the experience and accomplishments of each executive.
Annual Incentive Bonus

Reward the achievement of annual business objectives, including:

•   Financial Goals (Net Income, Finding Costs)

•   Operational Goals (specific objectives tied to Production Growth and Reserve Growth)

•   Individual objectives aligned with corporate strategy

•   Committee evaluation of qualitative performance

Annual bonus opportunities are established as a percentage of base salary and are targeted to match industry bonus percentage levels for comparable executive positions.

Realizing target bonus opportunities requires achieving key annual financial and operating goals aligned with long-term shareholder value creation.

Compensation Component	Purpose	Competitive Positioning
Long-term Incentives

Prominent part of total compensation to maintain alignment with shareholder value creation:

•   Stock Appreciation Rights (time vested)

•   Performance Shares (earned and vested based on Total Shareholder Return versus peers)

•   Hybrid Performance Shares (time vested and tied to positive operating income)

•   Stock Ownership Guidelines

Long-term incentives are intended to promote long-term value creation for stockholders and to retain executives through extended vesting periods.

To place relatively greater emphasis on the importance of shareholder return performance, the value of equity awards is generally targeted for the 2nd highest quartile of the peer group.

Executive Benefits and Perquisites	Comprehensive programs to build financial security, manage personal financial risk and limit Company costs.	Value of benefits and perquisites are generally targeted to be competitive with market levels.
Total Compensation	Designed to attract, retain, align and engage highly qualified executives, while creating a strong connection to financial and operational performance and long-term shareholder value.	Total compensation is highly correlated with Company and individual performance and is generally targeted slightly above the median for the executive when compared to the peer group.

The Committee’s philosophy for executive compensation is to assess and offer a total compensation package that is targeted slightly above the median level for the comparative peer industry group. In that total, a greater weight is placed on long-term equity awards versus annual cash to foster an environment where stock price appreciation over the long-term is a major executive focus, which in turn benefits the stockholders. The competitive market is determined by reference to the compensation practices of an industry peer group as set forth below.

Industry Peer Group

The companies chosen by the Committee for the peer group represent the Company’s direct competitors of similar size and scope in the exploration and production sector of the energy industry, and are companies that compete in the Company’s core areas of operation for both business opportunities and executive talent. Based on 2009 year-end closing market prices, the industry peer group’s market capitalization ranged from approximately $830 million to $16.5 billion. The Company’s market capitalization at 2009 year-end was approximately $4.5 billion. The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Committee approves all revisions to the peer group. The Company’s peer group is as follows:

•   Berry Petroleum Company

•   Cimarex Energy Company

•   Comstock Resources, Inc.

•   Denbury Resources Inc.

•   Encore Acquisition Company

•   Forest Oil Corporation

•   Penn Virginia Corporation

•   Plains Exploration & Production Company

•   Quicksilver Resources Inc.

•   Range Resources Corporation

•   Southwestern Energy Company

•   St. Mary Land & Exploration Company

•   Stone Energy Corporation

•   Swift Energy Company

•   Unit Corporation

•   Whiting Petroleum Corporation

2009 Committee Activity

During 2009 the Committee held three regular meetings, one in each of February, July and October. The Committee also held one special meeting during 2009. At the February 2009 meeting, the Committee referenced the Fall 2008 competitive market study of the peer group by Hewitt Associates, the Committee’s independent compensation consultant (see “Compensation Consultant” below). Based on the study and the CEO’s recommendations with respect to the other Company officers, the Committee determined 2009 salaries, bonus payouts for 2008 performance and the annual grant of long-term incentive awards for the officers of the Company. A detailed discussion of each item of compensation can be found below under “Elements of Compensation.”

Also at the February 2009 meeting and prior to making any compensation decisions, the Committee reviewed a spreadsheet of 2002-2008 wealth accumulation for each NEO. The Committee uses the wealth accumulation spreadsheets in lieu of tally sheets to review the impact of prior years’ compensation decisions.

At the July 2009 meeting, the Committee reviewed an analysis of 2008 executive compensation reported by the Company’s peer group prepared by Hewitt Associates. This data was used by the Committee to evaluate the compensation decisions made by the peer group during 2008.

At the October 2009 meeting, the Committee reviewed an analysis prepared and presented by Hewitt Associates on current compensation issues and trends and a 2009 competitive market study of executive compensation among the peer companies. This analysis is the precursor for the Committee’s review of all components of compensation in the following February meeting.

The Committee held a special meeting in early January 2009 for the purpose of certifying the results for the performance share awards made in 2006 for the performance period January 1, 2006 to December 31, 2008.

Elements of Compensation

Elements of In-Service Compensation

There are three major elements of the executive in-service compensation program. The elements are (1) base salary, (2) annual incentive bonus and (3) long-term incentive equity awards. Company perquisites are a minor element of the executive compensation program. This design generally mirrors the pay practices of the industry peer group. Each element is described below.

Mr. Dinges, the Company’s Chairman, President and Chief Executive Officer, has a significantly broader scope of responsibilities at the Company than the other named executive officers, as do his peers in the peer group. The difference in compensation for Mr. Dinges described below primarily reflects these differing responsibilities as valued by the peer companies and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Dinges.

Base Salary

The Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The base salary of each executive, including the NEOs, is reviewed annually by the Committee. The CEO’s salary is established by the Committee (and ratified by the Board of Directors) and the other executives’ salaries are established jointly by the CEO and the Committee. Base salary is targeted for all executive positions near the median level of the peer group. Individual salaries take into account the Company’s annual salary budget, the individual’s levels of responsibility, contribution and value to the Company, individual performance, prior relevant experience, breadth of knowledge and internal and external equity issues. There were no increases in base salary from 2008 to 2009, with the exception of Mr. Arnold who received a salary increase in conjunction with a promotion.

Name	2008 Base Salary	2009 Base Salary
Mr. Dinges	$575,000	$575,000
Mr. Schroeder	$350,000	$350,000
Mr. Walen	$413,000	$413,000
Mr. Arnold	$275,000	$289,000
Mr. Hutton	$252,000	$252,000

In 2009, the Committee reviewed two competitive market studies for compensation of the peer group (in July and October). Mr. Dinges’ 2009 base salary of $575,000 is slightly below the median of the industry peer group for the 2009 competitive data. The base salaries of the other NEOs generally fell in the range of the relevant medians among the peer group. The Committee views these salary levels as consistent with its compensation philosophy, given the ongoing changes in peer compensation levels and the intention of delivering a relatively higher percentage of CEO compensation through long-term incentives. The Committee took no additional action to revise base salaries during the year.

Annual Incentive Bonus

The annual incentive bonus opportunity is based upon the Company’s pay-for-performance philosophy. The opportunity provides the NEOs, as well as other executives and key employees, with an incentive in the form of an annual cash bonus to achieve overall business goals. The bonus opportunity is stated as a percentage of base salary and is set using the Committee’s philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance to the Company during the coming year and motivate executives to achieve those goals. The 2009 measurement criteria were designed to drive value increases for the Company’s stockholders.

During 2009 the bonus opportunity at a 100% of target level payout for the NEOs was as follows:

Executive	Percentage of Salary	100% Payout Value
Mr. Dinges	100%	$575,000
Mr. Schroeder	80%	$280,000
Mr. Walen	85%	$351,050
Mr. Arnold	60%	$173,400
Mr. Hutton	50%	$126,000

The 2009 bonus criteria measure the overall Company performance for year-over-year reserve and production growth, along with absolute levels for finding costs and net income. These metrics are weighted 25%, 25%, 15% and 10%, respectively, for a total of 75% of the bonus amounts. The remaining component, weighted at 25%, is determined subjectively by the Committee, which evaluates individual performance, relative regional performance, improvement in per share metrics and industry conditions. The Committee sets no specific goals relating to these factors. In general, the Committee expects to award the full 25% of this component in years when the Company meets internal and external performance expectations with respect to these factors. For acquisitions and divestitures, the Company does not budget these activities and as a result they are not part of establishing the target metrics. When acquisition or divestiture activity occurs, the Committee assesses its impact and exercises its discretion to adjust for the impact.

For each of the four metrics, the payout ranges for 2009 are as follows:

	Payout (Percent of Target)
	0%	100%	200%
Reserve Growth	0%	4%	8%
Production Growth	3%	7%	10%
Finding Costs, per Mcfe	$3.00	$2.50	$2.20
Net Income	$100 million	$135 million	$175 million

For 2009, the payout factor for each performance measure was capped at 200%. Once the payout based on each of the four performance metrics is computed and the results are weighted as described above to compute the formula goal achievement, the Committee’s subjective component of the bonus is added (this subjective component can range from an achievement of 0% to 50% payout at the 200% performance level).

Once the goal achievement is determined, the actual amount of the total bonus is determined using the following table:

Total Goal Achievement	Bonus Factor
<50	0
51-75%	.5
76-105%	Actual Achievement
106-120%	1.25
121-135%	1.5
136-150%	1.75
151-200%	2.0
>200	Actual Achievement

Upon completion of each fiscal year, the CEO makes recommendations to the Committee for annual bonuses to be paid to each executive officer (other than the CEO) using the formula established for the program in that year.

The Company’s 2009 performance against the pre-established metrics was as follows:

	Target	Actual
Reserve Growth	4%	6.04%
Production Growth	7%	8.19%
Finding Costs, per Mcfe	$2.50	$2.26
Net Income	$135 million	$148.3 million

For 2009, the Company exceeded its targets for reserve growth, production growth, finding costs and net income. This outperformance translated into a 112.8% goal achievement, before any subjective determination by the Committee. Upon review of 2009 performance, the Committee awarded discretion in a similar multiple of target as the formula generated. This subjective addition was 37%, which when added to the 112.8% equals 149.8%. Applying the bonus table to the generated payout created an earned bonus funding of 175% of target. Using the earned bonus and upon discussion of business unit performance by the Committee, the North Region received the full 175% payout, the South Region received a 155% payout, and the Corporate office (the representative group for all NEO’s) received a 165% payout of target. The Committee awarded two NEO’s positive supplemental adjustments totaling $372,867: one in appreciation for years of service before his pending retirement, and the other for exceeding expectations on a special project.

Upon completion of each fiscal year, the Committee determines the CEO’s annual incentive bonus based on Company performance, the formula payout and the Board’s annual CEO performance evaluation. The independent directors of the Board discuss and ratify the CEO’s annual incentive bonus payment. The CEO’s bonus payment for 2009 was 165% of target.

Long-Term Incentives

All long-term incentives awarded in 2009 were made under the 2004 Incentive Plan, approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders. In 2009 the Committee employed two types of performance shares, traditional performance shares and hybrid performance shares, and stock appreciation rights (“SARs”) to provide long-term incentives to the Company’s NEOs. The SARs awarded in 2009 are payable in shares of Common Stock, thereby using fewer shares and minimizing dilution as compared to stock options. The award allocation to NEOs is designed to provide 40% of the targeted grant-date value from traditional performance shares, 40% from hybrid performance shares and 20% from SARs. The Committee believes this allocation delivers a long-term incentive program with a relatively stronger performance orientation than that observed at the peer companies. The total size of the long-term incentive awards is based on competitive practice and is targeted to fall within the 2nd highest quartile of the peer group. The Committee does not typically consider past long-term incentive awards, such as the amount of equity previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards.

Traditional Performance Shares. In 2004, the Committee began shifting more value to performance shares instead of stock options due to: (i) the less dilutive impact of performance shares, and (ii) the fact that in an up market, stock options can increase in value, but Company performance can still lag the peer groups’ performance. For these reasons, the Committee believes that the Company’s performance share awards are a better measure of performance versus the peer group and appropriately link stock performance and compensation. For additional information about the traditional performance shares, see the table “Grants of Plan-Based Awards” below.

Hybrid Performance Shares. Due to restricted stock share limitations under the 2004 Incentive Plan and Section 162(m) tax considerations, in 2009 the Committee again used hybrid performance share awards instead of restricted stock. The hybrid performance shares vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. For additional information about the hybrid performance shares, see the table “Grants of Plan-Based Awards” below.

Stock Appreciation Rights (SARs). SARs were granted in 2009 with an exercise price equal to the fair market value on the date of grant. Consistent with the Company’s 2004 Incentive Plan, the SAR grant date is the date on which the Committee or the Board of Directors approves the award, and the fair market value is the average of the high and low trading prices of the Common Stock on the grant date. SAR awards, as well as all other executive equity awards, are generally made in February of each year at a pre-scheduled and in-person meeting of the Committee. Company management is given no discretion to choose the grant dates. The SARs vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven-year term. Upon exercise, the executive receives Common Stock equal to the appreciated value of the award. This value is determined by subtracting the exercise price from the fair market value of each share on the exercise date and multiplying this result by the number of shares exercised. The resulting value (less any required tax withholding) is then divided by the fair market price on the date of exercise to determine the number of shares issued.

Personal Benefits and Perquisites

The Company provides the NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. The NEOs are provided with club membership dues, a tax gross up on club membership dues, a Company-paid physical examination for the NEO and his spouse, a financial and tax planning stipend of up to $3,000 annually, life insurance, and spouse travel to certain business meetings. The tax gross-up on club membership dues was eliminated as a perquisite at the end of 2009. The aggregate cost to the Company of the perquisites and personal benefits described above for the NEOs for 2009 are included under “All Other Compensation” in the Summary Compensation Table below.

Other Compensation

The Company offers all of its employees, including the NEOs, standard benefits including medical and dental reimbursement, short-term and long-term disability plans, basic life and accident insurance and an employee assistance program. The Company offers retirement programs consisting of both qualified and nonqualified defined benefit pension and defined contribution savings plans. See “Elements of Post-Termination Compensation” below for further descriptions of these programs.

Impact of Regulatory Requirements

The Company’s performance shares, both traditional and hybrid, SARs and stock options (when used as a long-term incentive) are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Internal Revenue Code, with the effect that the deduction disallowance of Section 162(m) should not be applicable to compensation paid to covered employees under the performance shares, SARs and stock option provisions. It is the Committee’s intent that the majority of long-term incentive awards will qualify under Section 162(m). In 2009, the Company was not subject to disallowed deductions as a result of the application of Section 162(m).

In addition, in order to permit the Committee the flexibility to use subjective and discretionary components in setting annual cash incentive awards without the Company’s loss of deduction under Section 162(m), the Company uses a “negative discretion” plan for executive officers to whom Section 162(m) might be applicable. Under this plan, the Committee sets one or more financial or operating performance targets early in the year to create a bonus pool intended to meet the requirements of Section 162(m) for such executive officers and reserves the right to reduce or otherwise set the cash incentive amounts taking other factors into account. As a result, the Section 162(m) metrics are not the primary metrics used in determining the relevant cash incentive awards to these executive officers.

Clawback Provisions

The Company has not adopted express “clawback” provisions with respect to compensation elements which would allow the Company to recoup paid compensation from designated officers in the event of a financial restatement. The Committee will continue to review the appropriateness of clawback provisions in future compensation decisions.

Elements of Post-Termination Compensation

Pension Plan. Company employees, including the NEOs, are provided with retirement income by the Company’s Pension Plan, a noncontributory defined benefit plan that provides benefits based generally upon the employee’s years of service and the employee’s compensation levels, using the highest five consecutive years of the last ten consecutive years of employment. Compensation for the purposes of determining benefits under the Pension Plan consists of the total taxable income, including base salary, annual, discretionary and sign-on bonuses, and any amounts by which an employee’s remuneration is reduced pursuant to voluntary salary reduction plans such as flexible spending/”cafeteria” style plans and 401(k) plans. Compensation excludes any amounts contributed by or on behalf of the Company to these plans or any other employee benefit plan sponsored by the Company, any income arising from stock compensation awards, nondeductible moving expenses, disability pay, severance pay and related amounts, taxable group term life insurance benefits, reimbursements, expense allowances, taxable fringe benefits and retention and relocation bonuses. No current participant has been given enhanced or extra years of service credit.

The Pension Plan provides for full vesting after five years of service. Benefits are automatically payable for the life of the employee on a single-life annuity basis if the retiree is unmarried or on a 50% joint and survivor basis if the retiree is married. Other benefit payment methods are available at the election of the employee. Benefits are not subject to any deductions for Social Security or other offset amounts. Lump sum conversions are based on the 1994 Group Annuity Reserves Table with rates blended 50% for males and females and an interest rate equal to the 30-year Treasury rate for the month of November in the year preceding the year of payment.

Savings Investment Plan. The Savings Investment Plan is a tax-qualified retirement savings plan in which all employees, including the NEOs, may participate. It allows participants to contribute the lesser of up to 50% of their annual salary, or the limit prescribed by the Internal Revenue Service, on a pre-tax basis. The Company matches 100% of the first six percent of a participant’s pre-tax contribution. Participants are 100% vested in the Company’s contributions after five years of service, vesting 20% per year.

Supplemental Employee Retirement Plan (“SERP”). The Company has entered into non-qualified and unfunded supplemental arrangements to supplement the benefits payable to certain officers, including the NEOs, to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended. The amount of the SERP is calculated using the same formula as is used for the qualified Pension Plan and is the difference between total compensation as defined in the Pension Plan (as if certain defined benefit limits were not imposed) and the qualified benefit.

Deferred Compensation Plan. The Deferred Compensation Plan provides supplemental retirement income benefits for the officers of the Company, including the NEOs, through voluntary deferrals of salary, bonus and certain long-term incentives. It also allows for the Company to provide its full six percent match when Company contributions of the matching amount cannot be made to the Company 401(k) Plan up to Internal Revenue Code limitations, due to the executive’s deferral of compensation which reduce salary and bonus to less than $250,000. The plan allows the officers to defer the receipt and taxation on income until retirement from the Company. The Company makes no additional contributions to, nor does it pay in excess of market interest rates on, the Deferred Compensation Plan. Amounts deferred by an officer under the Deferred Compensation Plan are held and invested by the Company in various mutual funds and other investment options selected by the officer at the time of deferral. For additional information about the Deferred Compensation Plan, including the investment options and the manner of distributions, see “Non-Qualified Deferred Compensation” below.

Retiree Medical Coverage. The Company provides certain health benefits for retired employees, including the NEOs, including their spouses, eligible dependents and surviving spouses. The health care plans are contributory with participants’ contributions adjusted annually. Employees become eligible for this benefit if they meet certain age and service requirements at retirement.

Change-in-Control Agreements

The Company has entered into Change-in-Control Agreements with the NEOs and with certain other senior officers of the Company. This program has been in place since 1995, with some modifications in 2001. At both of these time frames, many industry peers had change-in-control benefits. When approving the plan in 1995 and the modifications in 2001, the Committee reviewed the features of comparable programs offered by the peer group and others in the industry and applied its judgment to determine whether the level of payments and other benefits, and the circumstances that trigger the payment or provision of benefits, under these agreements were necessary to meet the Committee’s objectives of encouraging such employees to remain employed and to carry out their duties with the Company in the event of a change-in-control of the Company and during circumstances suggesting a change-in-control might occur. The program was again slightly modified in 2008 primarily to address Section 409A of the Internal Revenue Code. The Committee believes this program is important to maintaining strong leadership and to encourage retention in these situations. For a more detailed discussion of the change-in-control program, see “Potential Payments Upon Termination or Change in Control” below.

The Committee generally views the potential payments and benefits under the Change-in-Control Agreements as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive other than elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

Stock Ownership Guidelines

In February 2006, the Corporate Governance and Nominations Committee of the Board of Directors adopted stock ownership guidelines for the officers and directors of the Company. These stock ownership guidelines were thereafter approved by the Board of Directors. The Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated five times base salary for the officers and five times annual retainer for the directors. All other Vice Presidents are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated three times base salary. All of the NEOs are in compliance with the stock ownership guidelines.

Conclusion

The Committee and the Company believe these executive compensation policies and programs effectively serve the interests of the stockholders and the Company. The Committee has worked over the years to devise, manage and provide an executive compensation program that meets its intended objectives and contributes to the Company’s overall success.

Compensation Consultant

The Committee employs the services of an executive compensation consultant. During 2009, Hewitt Associates assisted the Committee with executive compensation matters and has also been retained by the Committee for 2010. Hewitt

Associates has assisted the Committee on executive compensation matters since 1990. Hewitt Associates is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers. The Committee-approved industry peer group is listed and described in more detail above at “Industry Peer Group.” Hewitt Associates is also responsible for preparing and presenting an outside director compensation study using the same industry peer group. The Committee relies on Hewitt Associates for input on pay philosophy, current market trends, legal and regulatory considerations and prevalence of benefit and perquisite programs. A representative of Hewitt Associates attends all regular meetings of the Committee and participates in most executive sessions.

The Committee believes Hewitt Associates is independent of management. Hewitt Associates works exclusively for the Committee and generally performs no services directly for management. Management does not retain the services of a compensation consultant.

Role of Executives in Establishing Compensation

The President and CEO, the Senior Vice President and COO, the Vice President and CFO, the Vice President, Human Resources and the Vice President, Managing Counsel and Corporate Secretary each play a role in the Company’s compensation process. With the benefit of Hewitt Associates’ competitive market study, the CEO makes compensation recommendations to the Committee for the other officers of the Company, but not for his own compensation. The CEO considers internal pay equity issues, individual performance and Company performance in making his recommendations to the Committee. The Senior Vice President and COO and the Vice President and CFO make recommendations to the CEO for their respective direct reports. The Vice President, Human Resources provides the Committee survey data from a wider group of companies in the energy sector than the industry peer group described above, which the Committee uses for evaluation of non-executive compensation, and general administrative support implementing the Committee’s decisions. The executives listed above, together with the Vice President, Managing Counsel and Corporate Secretary, prepare materials and agenda for the Committee meetings and also prepare the long-term equity plans as directed by the Committee for its review and consideration. Certain of the noted officers attend the Committee meetings; however, the officers are generally excused from the meetings to enable the Committee to meet privately in executive session, both with and without the compensation consultant. The Committee has delegated to management authority to administer the long-term incentive plans in accordance with the terms and conditions of the plans, the specific award agreements and the specific individual awards approved by the Committee.

Executive Compensation Business Risk Review

The ownership stake in the Company provided by our equity-based compensation, the extended vesting of these awards and our stock ownership guidelines are designed to align the interests of our NEO’s with our shareholders and promote executive retention. At the same time, the Committee believes, with the concurrence of its independent consultant, that, as a result of our focus on long-term incentive compensation, our use of different types of long-term incentives, and our stock ownership guidelines, the Company’s executive compensation program does not encourage our management to take unreasonable risks related to the Company’s business.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

    William P. Vititoe, Chairman

    David M. Carmichael

    P. Dexter Peacock

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the CEO, the CFO and the next three most highly compensated executive officers (“NEOs”) for the fiscal year ended December 31, 2009.

Amounts paid under the Company’s 2004 Incentive Plan, which are listed in the column titled “Non-Equity Incentive Plan Compensation,” were determined by the Committee at its February 18, 2010 meeting for 2009 performance and, to the extent not deferred by the executive, were paid out shortly thereafter. For additional information about Non-Equity Incentive Plan Compensation, see “Annual Incentive Bonus” above.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Dan O. Dinges	2009	$575,000	0	$2,896,318	$731,264	$948,750	$369,758	$30,679	$5,551,769
Chairman, President and	2008	$567,500	0	$3,052,561	$605,287	$776,250	$115,442	$33,657	$5,150,697
Chief Executive Officer	2007	$525,000	0	$2,151,040	$416,620	$662,500	$240,919	$35,610	$4,031,689

Scott C. Schroeder	2009	$350,000	0	$1,089,249	$274,984	$462,000	$177,802	$32,587	$2,386,622
Vice President and Chief	2008	$343,333	0	$1,133,683	$245,910	$378,000	$27,155	$30,433	$2,158,514
Financial Officer	2007	$305,367	0	$723,457	$137,372	$290,625	$95,856	$27,291	$1,579,968

Michael B. Walen	2009	$413,000	350,767	$1,338,763	$338,003	$579,233	$654,156	$40,243	$3,714,165
Sr. Vice President and	2008	$407,833	0	$1,393,166	$302,454	$473,918	$246,948	$42,613	$2,866,932
Chief Operating Officer	2007	$378,467	0	$881,695	$168,900	$382,000	$417,128	$42,213	$2,270,403

J. Scott Arnold	2009	$286,667	0	$691,072	$174,471	$286,110	$307,121	$28,355	$1,773,796
Vice President, Land	2008	$268,500	0	$718,772	$156,350	$204,188	$107,610	$28,411	$1,483,831
and General Counsel	2007	$233,833	0	$519,516	$101,340	$162,250	$154,680	$28,920	$1,200,539

Jeffrey W. Hutton	2009	$252,000	$22,100	$431,719	$109,021	$207,900	$214,064	$29,211	$1,266,015
Vice President, Marketing	2008	$248,167	$1,700	$448,973	$97,908	$170,100	$70,073	$26,205	$1,063,126
	2007	$226,833	$4,875	$381,508	$74,316	$143,125	$103,885	$31,200	$965,742

(1)	Cash bonuses paid pursuant to the 2004 Incentive Plan for 2009 annual performance are listed under the column “Non-Equity Incentive Plan Compensation.”

(2)	The amounts in this column reflect the grant date fair value with respect to performance share awards for the relevant fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of these awards was computed by using the average of the Company’s high and low stock trading price on the date of grant. The grant date fair values used to compute the amounts in this column are as follows:

Grant Date	Grant Date Fair Value per Share	Award Types Included
February 22, 2007	$35.22	Hybrid Performance Shares
February 20, 2008	$48.48	Hybrid Performance Shares
February 19, 2009	$22.63	Hybrid Performance Shares

Traditional performance shares granted on February 22, 2007, February 20, 2008 and February 19, 2009 were valued using a Monte Carlo model and the grant date fair values per share used for financial reporting purposes were $30.72, $41.53 and $17.63, respectively. Assumptions used in the Monte Carlo model for these grants, as well as additional information regarding accounting for performance share awards, are included in Note 10 of the Notes to the

Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

The values at the grant date of traditional performance shares granted in 2009 at target value (100% of award) and at maximum value assuming the highest level of performance is achieved (200% of award) are as follows:

	Dinges		Schroeder		Walen		Arnold		Hutton
	Target	Maximum	Target	Maximum	Target	Maximum	Target	Maximum	Target	Maximum
2009	$1,291,398	$2,582,796	$485,707	$971,414	$596,952	$1,193,904	$308,172	$616,344	$192,520	$385,040
2008	$1,594,675	$3,189,350	$539,864	$1,079,728	$663,617	$1,327,234	$342,606	$685,212	$213,869	$427,738
2007	$1,038,167	$1,076,334	$350,151	$700,302	$423,867	$847,734	$251,863	$503,726	$184,290	$368,580

(3)	The amounts in this column reflect the grant date fair value with respect to Stock Appreciation Rights (“SARs”) for the relevant fiscal year, in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K. SARs have not been repriced or otherwise materially modified.

(4)	The amounts in this column reflect cash incentive awards to the NEOs under the 2004 Incentive Plan, which is discussed in detail above under “Annual Incentive Bonus.”

(5)	The amounts in this column reflect the actuarial increase in the present value of the NEOs benefits under the Company’s Pension Plan and the Supplemental Employment Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. There were no above-market or preferential earnings on deferred compensation.

(6)	The amounts in this column include the Company’s $16,500 contribution to the Savings Investment Plan (401(k) Plan), which is discussed above under “Elements of Post-Termination Compensation.” The amounts also include for each NEO some or all of the following:
•	Premiums paid on executive term life insurance
•	Club dues
•	A tax gross up on club dues
•	Executive physical examination for the NEOs and their spouses
•	A financial and tax planning stipend of up to $3,000 per year
•	Personal use of an administrative assistant and/or event tickets
•	Spouse travel to certain business meetings

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2009. All grants of awards were made under the Company’s 2004 Incentive Plan.

2009 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price Of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#) (3)
Dan O. Dinges	2/19/09	$0	$575,000	$1,150,000
	2/19/09				0	73,250	146,500				$1,291,398
	2/19/09					70,920					$1,604,920
	2/19/09								78,210	$22.63	$731,264
Scott C. Schroeder	2/19/09	$0	$280,000	$560,000
	2/19/09				0	27,550	55,100				$485,707
	2/19/09					26,670					$603,542
	2/19/09								29,410	$22.63	$274,984
Michael B. Walen	2/19/09	$0	$351,050	$702,100
	2/19/09				0	33,860	67,720				$596,952
	2/19/09					32,780					$741,811
	2/19/09								36,150	$22.63	$338,003
J. Scott Arnold	2/19/09	$0	$173,400	$346,800
	2/19/09				0	17,480	34,960				$308,172
	2/19/09					16,920					$382,900
	2/19/09								18,660	$22.63	$174,471
Jeffrey W. Hutton	2/19/09	$0	$126,000	$252,000
	2/19/09				0	10,920	21,840				$192,520
	2/19/09					10,570					$239,199
	2/19/09								11,660	$22.63	$109,021

(1)	Amounts in this column represent a bonus payout of 200% of target. See discussion of the bonus factor applicable to the Annual Incentive Bonus above under “Annual Incentive Bonus.”

(2)	The second amount in this column for each NEO represents 100% of hybrid performance shares which vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date.

(3)	Amounts in this column represent 200% of the targeted traditional performance shares. Amounts earned in excess of 100% are paid in cash based on the average of the high and low trading prices of a share of Common Stock at the end of the performance period. See discussion of the additional terms of the performance shares below.

(4)	Amounts in this column represent SARs that vest one-third on each of the first, second and third anniversaries following the date of grant and have a seven year term. The exercise price of the SARs shown is the average of the high and low trading prices of the Common Stock on the award date, as required by the 2004 Incentive Plan. The closing market price of the Common Stock on the date of grant, February 19, 2009, was $22.21.

(5)

The amounts in this column reflect the grant date fair value of the traditional performance shares, the hybrid performance shares and the SARs granted in 2009, as computed in accordance with ASC Topic 718. The traditional performance share awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $17.63. The hybrid performance share awards were valued by using the average of the Company’s high and low stock trading price on the date of grant which was $22.63. SARs were valued using a Black-Scholes model and the grant date fair value per share used for financial reporting purposes was $9.35. Additional assumptions used in the Monte Carlo model for performance shares and the Black-Scholes model for SARs, as well as other assumptions used in the calculation of these amounts, are included in footnote 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K.

The traditional performance shares awarded in 2009 have a three-year performance period, which commenced January 1, 2009 and ends December 31, 2011. Each performance share represents the right to receive, after the end of the performance period, from 0 to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period, plus dividends (on a cumulative reinvested basis). The comparator group consists of the companies listed above under “Industry Peer Group”. If any member of the comparator group ceases to have publicly traded common stock or if as a result of other business transactions becomes incomparable, it will be removed from the comparator group and a replacement company will be added by the Compensation Committee.

After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each performance share based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares
1-2 (highest)	200%
3-4	167%
5-6	133%
7-8	100%
9-10	75%
11-12	50%
13-14	25%
15-17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 6, corresponding to a percentage payout above 100%, a share of performance stock will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period.

If a participant is not an employee on the last day of the performance period due to death, disability or retirement, Common Stock will be issued on the original performance period schedule and the level of payout will be determined as with all other participants, provided, however, if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the receipt of Common Stock, the participant will forfeit the right to receive such Common Stock. If a participant is not an employee on the last day of the performance period due to any other voluntary or involuntary termination, no shares of Common Stock will be issued in respect of the participant’s performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant will have no right to vote or receive dividends on the shares. The performance share award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined) all unvested performance shares shall vest and the shares will be valued at a price based on the change-in-control transaction. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation. The Committee certifies the results of the performance share awards prior to the issuance of Common Stock.

The hybrid performance shares awarded in 2009 vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. If the performance metric is not met, then the respective tranche of hybrid performance shares will be forfeited. Unvested hybrid performance shares will be forfeited if, during the three-year vesting period, the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee will determine whether the unvested hybrid performance shares will be forfeited. In the event of an employment termination due to death, disability or retirement, all unvested hybrid performance shares will vest, provided, however, if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the receipt of hybrid performance shares, the participant will lose the right to receive such hybrid performance shares. Prior to vesting, the participant has no right to vote or receive dividends on such shares. The hybrid performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined), the unvested hybrid performance shares shall vest.

The SARs awarded in 2009 vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven year term. Unvested SARs will be forfeited and vested SARs must be exercised within ninety days if the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee may extend the exercise period for vested SARs from 90 days to 36 months. In the event of an employment termination due to death, disability or retirement, all SARs will vest, provided, however, if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the exercise of the SARs, the participant will lose the right to exercise any remaining SARs and the remaining SARs shall be forfeited. The SAR award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined) all unvested SARs shall vest and remain exercisable throughout the term of the SAR.

In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the performance shares or the SARs, the number of performance shares and SARs shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

For additional information about the treatment of certain of Mr. Dinges’ awards in the event of an employment termination, see “Potential Payments Upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year-End

The table below reports for each NEO outstanding equity awards at December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Dan O. Dinges	91,300		-	$23.80	2/23/2013
	24,666	12,334	-	$35.22	2/22/2014
	13,291	26,584	-	$48.48	2/20/2015
		78,210	-	$22.63	2/19/2016
			-					145,450	$6,340,166
								101,504	$4,424,559
Scott C. Schroeder	30,000		-	$23.80	2/23/2013
	8,132	4,068	-	$35.22	2/22/2014
	5,400	10,800	-	$48.48	2/20/2015
		29,410	-	$22.63	2/19/2016
			-					51,950	$2,264,501
								38,370	$1,672,548
Michael B. Walen	37,000		-	$23.80	2/23/2013
	10,000	5,000	-	$35.22	2/22/2014
	6,641	13,284	-	$48.48	2/20/2015
		36,150	-	$22.63	2/19/2016
								63,640	$2,774,068
			-					47,147	$2,055,138
J. Scott Arnold	22,000		-	$23.80	2/23/2013
	6,000	3,000	-	$35.22	2/22/2014
	3,433	6,867	-	$48.48	2/20/2015
		18,660	-	$22.63	2/19/2016
								33,930	$1,479,009
			-					24,627	$1,073,491
Jeffrey W. Hutton	16,600		-	$23.80	2/23/2013
	4,400	2,200	-	$35.22	2/22/2014
	2,150	4,300	-	$48.48	2/20/2015
		11,660	-	$22.63	2/19/2016
			-					22,070	$962,031
			-					15,672	$683,142

(1)	The first, second and third amount in this column for each NEO is the exerciseable portion of a SAR award granted on February 23, 2006, February 22, 2007 and February 20, 2008, respectively, all of which vest ratably on the first, second and third anniversaries of the date of grant and have a seven-year term.

(2)	The first, second and third amount in this column for each NEO is the unexercisable portion of a SAR granted on February 22, 2007, February 20, 2008 and February 19, 2009, respectively, all of which vest ratably on the first, second and third year anniversaries of the date of grant and have a seven year term.

(3)	The first amount in this column for each NEO is traditional performance share awards. The terms and conditions of the traditional performance share awards are described above. The performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
12/31/2009	33,800	11,400	13,800	8,200	6,000
12/31/2010	38,400	13,000	15,980	8,250	5,150
12/31/2011	73,250	27,550	33,860	17,480	10,920

The second amount in this column for each NEO is hybrid performance shares. The terms and conditions of the hybrid performance share awards are described above. The hybrid performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
2/19/2010	23,640	8,890	10,926	5,640	3,523
2/20/2010	10,025	4,083	5,017	2,587	1,617
2/22/2010	10,534	3,534	4,334	2,534	1,868
2/19/2011	23,640	8,890	10,927	5,640	3,523
2/20/2011	10,025	4,083	5,016	2,586	1,617
2/19/2012	23,640	8,890	10,927	5,640	3,524

(4)	Market value is based on $43.59 per share closing price on December 31, 2009.

Option Exercises and Stock Vested

The table below reports exercised stock options, vested restricted stock and a performance share payout during 2009.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Dan O. Dinges	-	-	67,693	$1,610,658
Scott C. Schroeder	-	-	23,117	$548,181
Michael B. Walen	-	-	28,384	$672,915
J. Scott Arnold	-	-	16,228	$386,851
Jeffrey W. Hutton	-	-	12,050	$287,228

(1)	Includes the number of shares and value realized for performance shares, the performance period for which was January 1, 2006 through December 31, 2008 and which paid out upon the Compensation Committee’s certification of the results on January 5, 2009. Does not include the cash portion of the performance share award for performance in excess of 100% of $631,649, $208,236, $255,089, $149,236, and $114,530, for Mr. Dinges, Mr. Schroeder, Mr. Walen, Mr. Arnold and Mr. Hutton, respectively.

Pension Benefits Table

The table below reports the present values of accumulated benefits payable to each NEO, including the number of years of service credited to each NEO, under the Company’s qualified Pension Plan and the non-qualified Supplemental Executive Retirement Plan. Additional information regarding the Pension Plan and the Supplemental Executive Retirement Plan can be found above under “Elements of Post-Termination Compensation.”

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Dan O. Dinges	Cabot Oil & Gas Corporation Pension Plan	8.25	$165,516	-
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	8.25	$931,827	-
Scott C. Schroeder	Cabot Oil & Gas Corporation Pension Plan	14.18	$162,908	-
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	14.18	$357,081	-
Michael B. Walen (2)	Cabot Oil & Gas Corporation Pension Plan	22.68	$632,176	-
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	22.68	$1,887,233	-
J. Scott Arnold (2)	Cabot Oil & Gas Corporation Pension Plan	26.60	$545,226	-
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	26.60	$594,606	-
Jeffrey W. Hutton	Cabot Oil & Gas Corporation Pension Plan	24.77	$436,230	-
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	24.77	$395,046	-

(1)	The amounts in this column reflect the same assumptions used for financial statement reporting purposes under generally accepted accounting principles. The assumptions used in the calculation of these amounts are included in footnote 5 to the Notes to the Consolidated Financial Statements and in Management’s Discussion and Analysis of Financial Conditions and Results of Operations, under “Long-Term Employee Benefit Costs,” included in the Company’s Form 10-K.

(2)	Mr. Walen and Mr. Arnold are currently eligible for early retirement under the Pension Plan. Early retirement is defined as reaching age 55, with 10 years of credited service. Pension Plan and Supplemental Executive Retirement Plan benefits for early retirement are reduced by approximately 3% per year from the age 65 benefit if retirement is prior to age 62. Mr. Walen was 61 and Mr. Arnold was 56 at December 31, 2009.

Non-Qualified Deferred Compensation

The table below reports NEO contributions, earnings, and aggregate balances in the Company’s Deferred Compensation Plan for 2009.

2009 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Dan O. Dinges	$173,937	-	$2,219,704	-	$6,155,766
Scott C. Schroeder	-	-	$1,064,615	-	$2,756,128
Michael B. Walen	$41,300	-	$1,169,447	-	$3,534,043
J. Scott Arnold	-	-	$1,087	-	$6,219
Jeffrey W. Hutton	-	-	$3,424	-	$549,581

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary, stock awards and non-equity incentive plan compensation, as applicable.

(2)	Amounts reported in this column are not included in the Summary Compensation Table.

(3)	The following amounts in this column were previously reported in prior years’ summary compensation tables as salary, stock awards and non-equity incentive plan compensation, as applicable:

Dan O. Dinges	$3,615,270
Scott C. Schroeder	$2,504,157
Michael B. Walen	$2,469,253
J. Scott Arnold	$0
Jeffrey W. Hutton	$104,049

Up to 100% of salary, annual incentive bonus and vested traditional performance shares are permitted to be deferred into the Deferred Compensation Plan, subject to payment of Social Security, Medicare, incomes taxes (on compensation not deferred) and employee benefit plan withholding requirements. Since June 1, 2008, traditional performance shares have not been permitted to be deferred into the Deferred Compensation Plan. Earnings on the deferred balances are determined by the executive’s investment selections at the time of deferral. The Company holds deferred amounts and earnings thereon as corporate assets, which are invested as elected by the executive. For 2009, the investment options and their respective rates of return follow:

Fund Name	Rate of Return
Fidelity Retirement Money Market	.63%
Fidelity U. S. Bond Index	6.45%
Oakmark Equity & Income	19.84%
Oakmark Fund I	44.77%
Davis NY Venture	32.06%
Spartan U. S. Equity Index	26.51%
Fidelity Capital Appreciation	36.38%
Lord Abbett Mid Cap Value	26.67%
Calamos Growth A	52.47%
Royce Opportunity	61.72%
Fidelity Small Cap Stock	62.65%
Fidelity Int’l Discovery	30.07%
Cabot Oil & Gas Corporation Common Stock	68.25%

Distributions from the Deferred Compensation Plan are made no earlier than six months following retirement and are based on the executive’s election at the time of deferral. Event-based distribution elections may be modified provided that the modification is made at least one year prior to termination of employment. Time-based distribution elections may be modified provided that the modification is made at least one year prior to the original time elected and the new election is moved out at least two years past the original time-based distribution election. Distribution elections can only be delayed not accelerated.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the compensation payable to each NEO upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change-in-control and in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Change-in-Control Benefits

The Company has entered into Change-in-Control Agreements with each NEO and certain other senior officers of the Company. The Committee believes that these agreements encourage these executives to remain employed and to carry out their duties with the Company in the event of a change-in-control of the Company and during circumstances suggesting a change-in-control might occur. The Committee believes this program is important to maintaining strong leadership in those situations.

The agreements provide that, in the event of a change-in-control or in the event deemed to be in anticipation of a change-in-control, the executives will receive certain benefits in the event that their employment is terminated within two years of such event. The executive will receive these benefits unless termination is:

•	for cause,
•	voluntary on the part of the executive, but not a constructive termination, or
•	because of death or disability.

Benefits under the Change-in-Control Agreements generally include:

•	a lump-sum cash payment equal to three times the sum of
¡	the executive’s base salary in effect immediately prior to the change-in-control or the executive’s termination, whichever is greater, and
¡

the greater of (1) the executive’s target bonus for the year during which the change-in-control occurred or, if greater, the year during which the executive’s termination occurred or (2) the executive’s actual bonus paid in any of the three fiscal years immediately preceding the change-in-control or, if termination of employment occurs prior to a change-in-control, termination of employment,

•	payment with respect to traditional performance shares at a price based on the change-in-control transaction,
•	immediate vesting and exercisability of all of the executive’s stock options and SAR awards,
•	immediate vesting and lapse of restrictions on any outstanding restricted stock grants,
•	immediate vesting of any outstanding hybrid performance shares,
•	three years of continued medical, dental and life insurance coverage at the premium rate applicable to active executives,
•	crediting of three additional years of service in the Company’s retirement plans, and
•	outplacement assistance in an amount up to 15% of the executive’s base salary.

In the event that excise taxes apply to payments by the Company, the Company will make an additional tax gross up payment to the executive in an amount to leave the executive “whole,” as if no excise tax had applied. No payments have been made under these agreements.

In the agreements, a “change-in-control” is generally defined to include:

•

any person or group becoming the beneficial owner of 35% or more of either the Company’s common stock or the combined voting power of the Company’s outstanding voting securities, with certain exceptions,

•	specified changes in a majority of the members of the Board of Directors,
•	a reorganization, merger or consolidation or sale or other disposition of substantially all of the Company’s assets is consummated, unless, following the transaction:
¡

the persons who were the beneficial owners of the Company prior to the transaction continue to own at least 50% of the common stock or other securities entitled to vote in the election of directors of the resulting entity in substantially the same proportions as prior to the transaction,

¡

no individual or entity (other than an entity resulting from the transaction) beneficially owns 35% or more of the common equity or voting power of the entity resulting from the transaction, except to the extent that such ownership existed prior to the transaction, and

¡

at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time the transaction was approved or entered into, and

•	a liquidation or dissolution of the Company.

CEO Employment Agreement

In addition to a Change-in-Control Agreement, the Company has entered into an employment agreement with Mr. Dinges. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined) or if the Company terminates his employment other than for cause (as defined), Mr. Dinges will receive:

•	a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus,

•	a 24-month continuation of medical and life insurance programs at the premium rate applicable to active executives,
•	full vesting of all of his restricted stock awards,
•	full vesting of all of his stock option awards and SAR awards, and
•	full vesting of all of his performance shares.

Under the terms of Mr. Dinges’ Employment Agreement, in the event of a change-in-control, Mr. Dinges will receive the more generous of the benefits and payments, as determined on a benefit-by-benefit basis, under either his Change-in-Control Agreement or his employment agreement, but not both.

The following table shows the potential payments upon termination or a change-in-control of the Company for Dan O. Dinges, Chairman, President and Chief Executive Officer.

Dan O. Dinges
Executive Benefit and Payments Upon Separation	Voluntary Termination for Good Reason	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$1,150,000	$0	$0	$1,150,000	$0	$1,725,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	1,150,000	0	0	1,150,000	0	1,725,000	0	0

Long-Term Incentive Compensation
Performance Share Vesting	9,291,383	0	0	9,291,383	0	9,291,383	9,291,383	9,291,383
Stock Appreciation Rights Vesting	3,756,581	0	0	3,756,581	0	3,756,581	3,756,581	3,756,581

Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	0	398,952	0	0
Payout of Deferred Compensation (2)	6,155,766	6,155,766	6,155,766	6,155,766	6,155,766	6,155,766	6,155,766	6,155,766
Supplemental Executive Retirement Plan (Non-Qualified) (3)	931,827	931,827	931,827	931,827	931,827	931,827	931,827	465,914
Health, Life, and Welfare Benefits Continuation	67,896	0	0	67,896	0	67,896	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	0	86,250	0	0

Total	$22,503,453	$7,087,593	$7,087,593	$22,503,453	$7,087,593	$24,138,655	$20,135,557	$19,669,644

(1)	Mr. Dinges was not retirement eligible on December 31, 2009.

(2)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2009 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

(3)	Amounts in this row represent the Supplemental Executive Retirement Plan (“SERP”) benefit earned by the NEO as of December 31, 2009. For more information, see “Elements of Post-Termination Compensation” above. For termination of employment due to retirement, the SERP benefit is payable in twenty substantially equal installments over a five year period commencing six months from the date of retirement. For termination of employment due to death, the SERP benefit is reduced and payable only if the NEO has a surviving spouse. This row assumes the NEO has a surviving spouse upon death. For all other terminations of employment, the SERP benefit is payable in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination or a change-in-control of the Company for Scott C. Schroeder, Vice President and CFO.

Scott C. Schroeder
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$1,050,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	840,000	0	0

Long-Term Incentive Compensation
Performance Share Vesting	0	0	0	0	3,440,166	3,440,166	3,440,166
Stock Appreciation Rights Vesting	0	0	0	0	1,312,542	1,312,542	1,312,542

Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	108,896	0	0
Payout of Deferred Compensation (2)	2,756,128	2,756,128	2,756,128	2,756,128	2,756,128	2,756,128	2,756,128
Supplemental Executive Retirement Plan (Non-Qualified) (3)	357,081	357,081	357,081	357,081	357,081	357,081	178,541
Health, Life, and Welfare Benefits Continuation	0	0	0	0	69,594	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	52,500	0	0

Total	$3,113,209	$3,113,209	$3,113,209	$3,113,209	$9,986,907	$7,856,917	$7,687,377

(1)	Mr. Schroeder was not retirement eligible on December 31, 2009.
(2)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2009 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.
(3)	Amounts in this row represent the Supplemental Executive Retirement Plan (“SERP”) benefit earned by the NEO as of December 31, 2009. For more information, see “Elements of Post-Termination Compensation” above. For termination of employment due to retirement, the SERP benefit is payable in twenty substantially equal installments over a five year period commencing six months from the date of retirement. For termination of employment due to death, the SERP benefit is reduced and payable only if the NEO has a surviving spouse. This row assumes the NEO has a surviving spouse upon death. For all other terminations of employment, the SERP benefit is payable in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination or a change-in-control of the Company for Michael B. Walen, Senior Vice President and COO.

Michael B. Walen
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$1,239,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	1,053,150	0	0

Long-Term Incentive Compensation
Performance Share Vesting	0	4,227,707	0	0	4,227,707	4,227,707	4,227,707
Stock Appreciation Rights Vesting	0	1,615,846	0	0	1,615,846	1,615,846	1,615,846

Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	333,359	0	0
Payout of Deferred Compensation (1)	3,534,043	3,534,043	3,534,043	3,534,043	3,534,043	3,534,043	3,534,043
Supplemental Executive Retirement Plan (Non-Qualified) (2)	1,887,233	1,887,233	1,887,233	1,887,233	1,887,233	1,887,233	943,617
Health, Life, and Welfare Benefits Continuation	0	0	0	0	75,135	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	61,950	0	0
Total	$5,421,276	$11,264,829	$5,421,276	$5,421,276	$14,027,423	$11,264,829	$10,321,213

(1)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2009 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.
(2)	Amounts in this row represent the Supplemental Executive Retirement Plan (“SERP”) benefit earned by the NEO as of December 31, 2009. For more information, see “Elements of Post-Termination Compensation” above. For termination of employment due to retirement, the SERP benefit is payable in twenty substantially equal installments over a five year period commencing six months from the date of retirement. For termination of employment due to death, the SERP benefit is reduced and payable only if the NEO has a surviving spouse. This row assumes the NEO has a surviving spouse upon death. For all other terminations of employment, the SERP benefit is payable in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination or a change-in-control of the Company for J. Scott Arnold, Vice President, Land and General Counsel.

J. Scott Arnold
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$867,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	520,200	0	0

Long-Term Incentive Compensation
Performance Share Vesting	0	2,195,105	0	0	2,195,105	2,195,105	2,195,105
Stock Appreciation Rights Vesting	0	901,917	0	0	901,917	901,917	901,917

Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)		0	0	0	105,420	0	0
Payout of Deferred Compensation (1)	6,219	6,219	6,219	6,219	6,219	6,219	6,219
Supplemental Executive Retirement Plan (Non-Qualified) (2)	594,606	594,606	594,606	594,606	594,606	594,606	297,303
Health, Life, and Welfare Benefits Continuation	0	0	0	0	65,717	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	43,350	0	0

Total	$600,825	$3,697,847	$600,825	$600,825	$5,299,534	$3,697,847	$3,400,544

(1)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2009 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

(2)	Amounts in this row represent the Supplemental Executive Retirement Plan (“SERP”) benefit earned by the NEO as of December 31, 2009. For more information, see “Elements of Post-Termination Compensation” above. For termination of employment due to retirement, the SERP benefit is payable in twenty substantially equal installments over a five year period commencing six months from the date of retirement. For termination of employment due to death, the SERP benefit is reduced and payable only if the NEO has a surviving spouse. This row assumes the NEO has a surviving spouse upon death. For all other terminations of employment, the SERP benefit is payable in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination or a change-in-control of the Company for Jeffrey W. Hutton, Vice President, Marketing.

Jeffrey W. Hutton
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$756,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	378,000	0	0

Long-Term Incentive Compensation
Performance Share Vesting	0	0	0	0	1,383,634	1,383,634	1,383,634
Stock Appreciation Rights Vesting	0	0	0	0	628,266	628,266	628,266

Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	84,764	0	0
Payout of Deferred Compensation (2)	549,581	549,581	549,581	549,581	549,581	549,581	549,581
Supplemental Executive Retirement Plan (Non-Qualified) (3)	395,046	395,046	395,046	395,046	395,046	395,046	197,523
Health, Life, and Welfare Benefits Continuation	0	0	0	0	31,034	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	37,800	0	0
Earned Vacation	10,298	10,298	10,298	10,298	10,298	10,298	10,298

Total	$954,925	$954,925	$954,925	$954,925	$4,254,423	$2,966,825	$2,769,302

(1)	Mr. Hutton was not retirement eligible on December 31, 2009.

(2)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2009 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

(3)	Amounts in this row represent the Supplemental Executive Retirement Plan (“SERP”) benefit earned by the NEO as of December 31, 2009. For more information, see “Elements of Post-Termination Compensation” above. For termination of employment due to retirement, the SERP benefit is payable in twenty substantially equal installments over a five year period commencing six months from the date of retirement. For termination of employment due to death, the SERP benefit is reduced and payable only if the NEO has a surviving spouse. This row assumes the NEO has a surviving spouse upon death. For all other terminations of employment, the SERP benefit is payable in a lump sum six months from the date of termination.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	723,100	$28.90	3,494,100(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	723,100	$28.90	3,494,100(1)

(1)	Includes 182,423 shares of restricted stock awarded under the 2004 Incentive Plan, the restrictions on which lapse on various dates in 2010, 2011 and 2012; 631,530 employee performance shares awarded under the 2004 Incentive Plan, the performance periods which end on December 31 in 2009, 2010 and 2011; 385,890 traditional performance shares awarded under the 2004 Incentive Plan, the performance periods which end on December 31 in 2009, 2010 and 2011; 276,143 hybrid performance shares, which vest, if at all, in 2010, 2011 and 2012; and 115,165 restricted stock units awarded to the non-employee directors under the 2004 Incentive Plan, the restrictions on which lapse upon a non-employee director’s departure from the Board of Directors.

CONFLICT OF INTEREST AND RELATED PARTY TRANSACTIONS

Under the Company’s Code of Business Conduct, directors, officers and employees are to avoid situations that present a potential conflict between their personal interests and the interests of the Company. The Code requires that, at all times, directors, officers and employees make a prompt disclosure in writing to the Company’s Vice President and Corporate Secretary of any fact or circumstance that may involve an actual or potential conflict of interest as well as any information necessary to determine the existence or likely development of conflicts of interest. This specifically includes any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. This requirement includes situations that create even the appearance of a conflict of interest.

For executive officers of the Company other than the CEO, the Vice President and Corporate Secretary reviews the written disclosure described above with the CEO, and a determination is made whether to approve the transaction resulting in the conflict of interest or potential conflict of interest. The CEO and the Vice President and Corporate Secretary may refer the matter to the Company’s Board of Directors as circumstances require. If the transaction involves the CEO or a member of the Board of Directors, the matter is referred to the full Board of Directors for review and approval. In each case the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not in writing.

In the second quarter of 2006, the Company implemented its Mineral, Royalty and Overriding Royalty Interest Plan under which the Company may offer to a number of its employees, including its executive officers, the opportunity to purchase a portion of the mineral, participating and non-participating royalty and overriding royalty interests acquired by the Company from time to time for cash at a price determined using the same cost basis as the Company acquired such interests. In 2006, the Company offered to 73 participants, including ten officers, whose participation was approved by the Compensation Committee, the opportunity to purchase $2.3 million of the mineral, royalty and overriding royalty interests acquired by the Company in the McCampbell Field, located in Aransas Pass, Texas. Interests were offered to the key professional employees in the region in which the interest was located and to management level employees in the other regions and the corporate office. Participants were offered an interest commensurate with their level of responsibility and their income. Each participant was offered an interest in the same property. Each of the officers participating in the plan, including each NEO, purchased interests in the field. No individual officer purchased in excess of $115,000 of the interests offered, and no other interests have been offered under the plan.

In accordance with the plan, the Company makes all determinations with respect to the acquisition, exploration, development, maintenance and operation of any property subject to an interest under the plan using the same criteria (or criteria less favorable to the property subject to an interest) as it would use were such property not subject to such an interest (that is, the Company will not favor properties subject to interests under the plan over properties not subject to such interests when allocating Company resources in the acquisition, exploration, development, maintenance and operation of its properties).

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during 2009, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2009 the Company had no compensation committee interlocks.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the Securities and Exchange Commission and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that those reports accurately reflect all reportable transactions and holdings, the Company is aware of no failures to comply with the Section 16(a) reporting requirements during 2009, with the following exceptions: (i) two officers filed a Form 4 six days late reporting the acquisition of 10,000 shares of restricted stock each and (ii) eight officers filed a Form 4 one day late reporting the acquisition of an aggregate 105,800 performance shares.

BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

The following table reports beneficial ownership of the Common Stock by holders of more than five percent of the Company’s Common Stock. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
Wellington Management Company, LLP 75 State Street Boston, MA 02109	9,771,959	(1)	9.4%

Neuberger Berman Group LLC Neuberger Berman LLC 605 Third Avenue New York, NY 10158	8,036,477	(2)	7.8%

FMR LLC 82 Devonshire Street Boston, MA 02109	6,637,377	(3)	6.4%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,805,399	(4)	5.6%

(1)	According to Amendment No. 23 to a Schedule 13G, dated February 12, 2010, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 4,002,341 of these shares, no voting power over the remainder of these shares, and shared dispositive power over all of these shares.

(2)	According to Amendment No. 01 to a Schedule 13G, dated February 16, 2010, filed with the Commission by Neuberger Berman Group LLC and Neuberger Berman LLC, they have shared voting power over 5,737,253 of these shares, no voting power over the remainder of these shares, and shared dispositive power over all of these shares.

(3)	According to Amendment No. 5 to a Schedule 13G, dated February 12, 2010, filed with the Commission by FMR LLC, it has sole voting power over 1,762,757 of these shares, no voting power over the remainder and sole dispositive power over all of these shares.

(4)	According to a Schedule 13G, dated January 20, 2010, filed with the Commission by BlackRock, Inc., it has sole voting power and sole dispositive power over all of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of February 1, 2010, beneficial ownership of Common Stock by each director and nominee for director, by each named executive officer listed in the 2009 Summary Compensation Table and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Held	Number of Shares of Common Stock Beneficially Owned		Percent Class
Rhys J. Best	2,500	9,230	(1)	*
David M. Carmichael	0	36,527	(2)	*
Robert L. Keiser	16,000	62,527	(3)	*
Robert Kelley	76,913	102,040	(4)	*
P. Dexter Peacock	77,760	102,887	(5)	*
William P. Vititoe	22,844	47,971	(6)	*
Dan O. Dinges	727,085	952,237	(7)(12)(13)(14)	1.0%
Michael B. Walen	218,180	316,290	(8)(12)(13)(14)	*
Scott C. Schroeder	188,710	268,020	(9)(12)(13)(14)	*
J. Scott Arnold	60,426	115,358	(10)(12)(13)(14)	*
Jeffrey W. Hutton	87,718	127,777	(11)(12)(13)(14)	*

All directors, nominees and executive officers as a group (15 individuals)		2,404,794	(15)	2.0%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Includes 6,730 restricted stock units, the restrictions on which lapse upon Mr. Best’s retirement from the Board of Directors.

(2)	Includes 20,000 shares purchasable upon the exercise of options within 60 days and 16,527 restricted stock units, the restrictions on which lapse upon Mr. Carmichael’s retirement from the Board of Directors.

(3)	Includes 30,000 shares purchasable upon the exercise of options within 60 days and 16,527 restricted stock units, the restrictions on which lapse upon Mr. Keiser’s retirement from the Board of Directors.

(4)	Includes 4,000 shares over which Mr. Kelley shares voting and investment power, and 25,127 restricted stock units, the restrictions on which lapse upon Mr. Kelley’s retirement from the Board of Directors.

(5)	Includes 25,127 restricted stock units, the restrictions on which lapse upon Mr. Peacock’s retirement from the Board of Directors.

(6)	Includes 25,127 restricted stock units, the restrictions on which lapse upon Mr. Vititoe’s retirement from the Board of Directors.

(7)	Includes 180,953 stock appreciation rights exercisable within 60 days.

(8)	Includes 77,833 stock appreciation rights exercisable within 60 days.

(9)	Includes 62,803 stock appreciation rights exercisable within 60 days.

(10)	Includes 65 shares held in the Company’s Savings Investment Plan as to which Mr. Arnold shares voting and investment power and 44,106 stock appreciation rights exercisable within 60 days.

(11)	Includes 1,665 shares held in the Company’s Savings Investment Plan as to which Mr. Hutton shares voting and investment power and 31,386 stock appreciation rights exercisable within 60 days.

(12)	Includes 10,534, 4,334, 3,534, 2,534 and 1,868 hybrid performance shares, which is one-third of the total hybrid performance share award made to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 22, 2007. These shares vested February 22, 2010 because the Company had positive operating income during 2009. For more information on the hybrid performance shares see “Long Term Incentives” above.

(13)	Includes 10,025, 5,017, 4,083, 2,587 and 1,617 hybrid performance shares, which is one-third of the total hybrid performance share award made to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 20, 2009. These shares vested on February 20, 2010 because the Company had positive operating income in 2009. For more information on the hybrid performance shares see “Long Term Incentives” above.

(14)	Includes 23,640, 10,926, 8,890, 5,640 and 3,523 hybrid performance shares, which is one-third of the total hybrid performance share award made to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 19, 2009. These shares vested on February 19, 2010 because the Company had more than $100 million operating cash flow in 2009. For more information on the hybrid performance shares see “Long Term Incentives” above.

(15)	Includes 9,346 shares held in the Company’s Savings Investment Plan as to which the executive officers share voting and investment power, 451,367 stock appreciation rights exercisable by the executive officers within 60 days, 26,140 hybrid performance shares which vested February 22, 2010 and 26,113 hybrid performance shares which vested on February 20, 2010 and 58,682 hybrid performances shares which vested on February 19, 2010. Includes 115,165 restricted stock units granted to the directors. See also Notes 1-14 above.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the proxy statement for the 2011 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Vice President, Managing Counsel and Corporate Secretary, Cabot Oil & Gas Corporation, 840 Gessner Road, Suite 1400, Houston, Texas 77024 and must be received by November 23, 2010.

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2011 Annual Meeting of Stockholders is currently January 27, 2011. To be valid, a notice must set forth certain information specified in the Bylaws.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000, plus expenses.

MISCELLANEOUS

The Company’s management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY

Vice President, Managing Counsel and Corporate Secretary

March 23, 2010

CABOT OIL & GAS CORPORATION ATTN: LISA A. MACHESNEY 840 GESSNER RD., SUITE 1400 HOUSTON, TX 77024	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M21827-P91281	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CABOT OIL & GAS CORPORATION
The Board of Directors recommends you vote “FOR” Proposals I and II and “AGAINST” Proposal III.
I.	To elect the following two persons to the Board of Directors of the Company.

	Nominees:			For	Against	Abstain

	Ia.	David M. Carmichael		☐	☐	☐

	Ib.	Robert L. Keiser		☐	☐	☐

Vote on Proposals									For	Against	Abstain

II.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2010 fiscal year.								☐	☐	☐

III.	To vote on a stockholder proposal, if properly presented at the meeting.								☐	☐	☐

IV.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Meeting Time: 8:00 a.m. local time

Meeting Location: Cabot Oil & Gas Corporation,

located at Five Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on April 27, 2010:

The Notice and Proxy Statement, 2009 Annual Report and Form 10-K are available free of charge at www.cabotog.com/2010AnnualMeeting.

M21828-P91281

CABOT OIL & GAS CORPORATION

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 23, 2010, and appoints Lisa A. Machesney, Vice President and Corporate Secretary, and Scott C. Schroeder, Vice President and Chief Financial Officer, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned’s shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation, located at Five Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276 at 8:00 a.m., local time, on April 27, 2010, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items I and II, AGAINST Item III and will grant discretionary authority pursuant to Item IV.

This proxy will revoke all prior proxies signed by you.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)